Exhibit 10.1.37

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

Amendment #2

to the

2Ku In-Flight Connectivity Services Agreement

This Amendment #2 (this “Amendment”), made as of October 14, 2016, by and between Gogo LLC and Delta Air Lines, Inc., amends the 2Ku In-Flight Services Connectivity Agreement between the parties, dated April 1, 2015, as previously amended in Amendment #1, dated April 1, 2016 (collectively the “Agreement”).

WHEREAS, Delta and Gogo desire to amend the Agreement to provide a way to add additional Fleet Types and Other Services by use of Statement of Works.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the AGREEMENT as follows:

1.	Section 1.70 “Trigger Date” is hereby deleted in its entirety and replaced with the following:

“Trigger Date” means, for a Fleet Type[***].

2.	Section 2.3 “Additional Fleet Types and Installable Additional 2Ku A/C” is hereby deleted in its entirety and replaced with the following:

Additional Fleet Types and Installable Additional 2Ku A/C. At Delta’s request, the parties will work together to develop an installation schedule and agree upon such other technical requirements as are necessary to deliver and install the Equipment on Fleet Types of A/C that are not part of the Initial 2Ku Fleet (“Additional Fleet Types”), with such timing and technical details to be set forth in one or more agreed upon statements of work (each, a “Statement of Work”). Such Statements of Work will reflect, inter alia, whether the A/C in such Additional Fleet Type(s) are Domestic A/C or International A/C. Gogo will be responsible for all Equipment and related paperwork as required to convert A/C of Additional Fleet Types into Installed A/C, and will use commercially reasonable efforts to complete a Supplemental Type Certificate (“STC”) for the applicable A/C as expeditiously as possible after notification by Delta of its intent to add Additional Fleet Types. Upon Delta’s election, Gogo shall perform the Services set forth in this Agreement with respect to Additional Fleet Type A/C pursuant to the terms of this Agreement except as set forth above.

In addition, upon Delta’s election, Gogo shall perform the Services set forth in this Agreement with respect to additional A/C that are not a part of, but are of the same Fleet Types as those in, the Initial 2Ku Fleet (the “Existing Fleet Type A/C”; together with the Additional Fleet Type A/C, the “Installable Additional 2Ku A/C”) pursuant to the terms of this Agreement. The tail numbers of such Existing Fleet Type A/C will be added to this Agreement and set forth in the applicable Statement of Work.

3.	Section 5.9 “Statements of Work” is hereby deleted in its entirety and replaced with the following:

Other Services. For other Services not described herein that Gogo is to perform pursuant to this Agreement, and that affect all Fleet Types, the parties will execute an amendment to the Agreement. For other Services not described herein that Gogo is to perform pursuant to this Agreement, and that are specific to only one Fleet Type, the parties will incorporate such Services into a Statement of Work. No amendment or Statement of Work will be effective unless and until signed by both parties. Gogo agrees to

Exhibit 10.1.37

provide Services requested by Delta so long as such Services are of the type provided by Gogo to other customers and agrees to use good faith efforts to negotiate and enter into amendments and Statements of Work with respect to such requested Services. All labor rates set forth in amendments and Statements of Work shall be subject to Section 9.10 of this Agreement.

4.	Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. This Amendment: (a) constitutes the entire agreement between the parties with respect to the amendment(s) set forth herein and supersedes all prior understandings, agreements whether written or oral between the parties relating thereto; (b) may not be amended or modified except by a written agreement duly executed on behalf of the parties; (c) shall in all respects (including non-contractual disputes or claims arising out of or in connection with this Amendment) be subject to and construed in accordance with the law governing the Agreement; (d) is legally binding upon and inures to the benefit of the parties and their permitted successors and assigns, and no third party is intended to benefit from, nor may any third party seek to enforce, any of the terms of this Amendment; and (e) shall prevail over any conflicting terms and conditions in the Agreement. As amended hereby, the Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date and year first written above.

Gogo, LLC		Delta Air Lines, Inc.

By	/s/ Michael Small	By	/s/ John D. Reynolds

Name	Michael Small	Name	John D. Reynolds

Title	President and Chief Executive Officer	Title	Commodity Manager, Supply Chain Management

Date	10/27/2016	Date	10/20/2016